NEWS RELEASE
July 18, 2019

FOR IMMEDIATE RELEASE	CONTACT: Randall M. Chesler, CEO
(406) 751-4722
Ron J. Copher, CFO
(406) 751-7706

GLACIER BANCORP, INC. ANNOUNCES
RESULTS FOR THE QUARTER ENDED JUNE 30, 2019

2nd Quarter 2019 Highlights:

•	Net income of $52.4 million for the current quarter, an increase of $8.0 million, or 18 percent, over the prior year second quarter net income of $44.4 million.

•	Current quarter diluted earnings per share of $0.61, an increase of 17 percent from the prior year second quarter diluted earnings per share of $0.52.

•	Current quarter organic loan growth was $270 million, or 13 percent annualized.

•	Core deposits organically grew $40.1 million, or 2 percent annualized, during the current quarter with non-interest bearing deposit growth of $120 million, or 16 percent annualized.

•
Net interest margin of 4.33 percent was stable compared to 4.34 percent in the prior quarter and increased 16 basis points over the prior year second quarter. Loan yields increased 2 basis points in the current quarter and the cost of core deposits remained unchanged.

•
Stable credit quality with non-performing assets as a percentage of subsidiary assets improving to 0.41 percent in the current quarter compared to 0.42 percent for the prior quarter and 0.71 percent from the prior year second quarter.

•	Dividend declared of $0.27 per share, or 4 percent increase over the prior quarter. The dividend was the 137th consecutive quarterly dividend declared by the Company.

•	The Company completed the acquisition of FNB Bancorp, the holding company for The First National Bank of Layton, a community bank based in Layton, Utah, with total assets of $379 million.

•
The Company has received all regulatory approvals for the acquisition of Heritage Bancorp, the parent company of Heritage Bank of Nevada, a community bank based in Reno, Nevada, with total assets of $842 million at June 30, 2019. The acquisition is expected to be completed effective July 31, 2019.

First Half of 2019 Highlights:

•	Net income of $101.5 million for the first half of 2019, an increase of $18.6 million, or 22 percent, over the first half of 2018 net income of $82.9 million.

•	Diluted earnings per share of $1.19, an increase of 19 percent from the prior year first six months diluted earnings per share of $1.00.

•	Organic loan growth was $309 million, or 7 percent annualized, for the first half of 2019.

•	Core deposits organically grew $110 million, or 2 percent annualized, during the current year with non-interest bearing deposit growth of $170 million, or 11 percent annualized.

•	Dividend declared of $0.53 per share, an increase of $0.04 per share, or 8 percent, over the prior year first six months dividends of $0.49.

Financial Highlights

	At or for the Three Months ended			At or for the Six Months ended
(Dollars in thousands, except per share and market data)	Jun 30, 2019	Mar 31, 2019	Jun 30, 2018	Jun 30, 2019	Jun 30, 2018
Operating results
Net income	$52,392	49,132	44,384	101,524	82,943
Basic earnings per share	$0.61	0.58	0.53	1.19	1.00
Diluted earnings per share	$0.61	0.58	0.52	1.19	1.00
Dividends declared per share	$0.27	0.26	0.26	0.53	0.49
Market value per share
Closing	$40.55	40.07	38.68	40.55	38.68
High	$43.44	45.47	41.47	45.47	41.47
Low	$38.65	37.58	35.77	37.58	35.77
Selected ratios and other data
Number of common stock shares outstanding	86,637,394	84,588,199	84,516,650	86,637,394	84,516,650
Average outstanding shares - basic	85,826,290	84,549,974	84,514,257	85,191,658	82,671,816
Average outstanding shares - diluted	85,858,286	84,614,248	84,559,268	85,241,238	82,734,407
Return on average assets (annualized)	1.69%	1.67%	1.53%	1.68%	1.52%
Return on average equity (annualized)	12.82%	13.02%	12.07%	12.91%	11.99%
Efficiency ratio	54.50%	55.37%	55.44%	54.93%	56.54%
Dividend payout ratio	44.26%	44.83%	49.06%	44.54%	49.00%
Loan to deposit ratio	90.27%	87.14%	84.92%	90.27%	84.92%
Number of full time equivalent employees	2,703	2,634	2,605	2,703	2,605
Number of locations	175	169	167	175	167
Number of ATMs	228	222	221	228	221

KALISPELL, Mont., Jul 18, 2019 (GLOBE NEWSWIRE) - Glacier Bancorp, Inc. (NASDAQ:GBCI) reported net income of $52.4 million for the current quarter, an increase of $8.0 million, or 18 percent, from the $44.4 million of net income for the prior year second quarter. Diluted earnings per share for the current quarter was $0.61 per share, an increase of 17 percent from the prior year second quarter diluted earnings per share of $0.52. Included in the current quarter was $1.8 million of acquisition-related expenses. “We saw excellent loan growth this quarter supported by a stable net interest margin, consistent credit performance and efficiency at targeted levels. Growth in earnings per share and interest income were strong,” said Randy Chesler, President and Chief Executive Officer. “Hats off to the Glacier divisions for delivering another quarter of strong results and we welcome First Community Bank Utah to the Glacier team.”

Net income for the first six months ended June 30, 2019 was $101.5 million, an increase of $18.6 million, or 22 percent, from the $82.9 million of net income for the first six months of the prior year. Diluted earnings per share for the first half of the current year was $1.19 per share, an increase of $0.19, or 19 percent, from the diluted earnings per share of $1.00 for the same period in the prior year.

In the second quarter of 2019, the Company announced the signing of a definitive agreement to acquire Heritage Bancorp, the bank holding company for Heritage Bank of Nevada, a community bank based in Reno, Nevada (collectively, “Heritage”). Heritage provides banking services to individuals and businesses throughout Northern Nevada with seven banking offices located in Carson City, Gardnerville, Reno and Sparks. As of June 30, 2019, Heritage had total assets of $842 million, gross loans of $612 million and total deposits of $717 million. The acquisition has received the required regulatory approvals, is subject to other customary conditions of closing and is expected to be completed effective July 31, 2019. Upon closing of the transaction, Heritage will become the Company’s sixteenth Bank division.

On April 30, 2019, the Company completed the acquisition of FNB Bancorp, the holding company for The First National Bank of Layton, a community bank based in Layton, Utah (“FNB”). FNB provides banking services to individuals and businesses throughout Utah with six banking offices located in Layton, Bountiful, Clearfield, and Draper. Upon closing of the transaction, FNB became First Community Bank Utah, the Company’s fifteenth Bank division. The Company’s results of operations and financial condition include the acquisition beginning on the acquisition date and the following table discloses the preliminary fair value estimates of selected classifications of assets and liabilities acquired:

FNB
(Dollars in thousands)	April 30, 2019
Total assets	$379,155
Debt securities	47,247
Loans receivable	245,485
Non-interest bearing deposits	93,647
Interest bearing deposits	180,999
Borrowings	7,273

Asset Summary

					$ Change from
(Dollars in thousands)	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Jun 30, 2018	Mar 31, 2019	Dec 31, 2018	Jun 30, 2018
Cash and cash equivalents	$231,209	202,527	203,790	368,132	28,682	27,419	(136,923)
Debt securities, available-for-sale	2,470,634	2,522,322	2,571,663	2,177,352	(51,688)	(101,029)	293,282
Debt securities, held-to-maturity	252,097	255,572	297,915	620,409	(3,475)	(45,818)	(368,312)
Total debt securities	2,722,731	2,777,894	2,869,578	2,797,761	(55,163)	(146,847)	(75,030)
Loans receivable
Residential real estate	920,715	884,732	887,742	835,382	35,983	32,973	85,333
Commercial real estate	4,959,863	4,686,082	4,657,561	4,384,781	273,781	302,302	575,082
Other commercial	2,076,605	1,909,452	1,911,171	1,940,435	167,153	165,434	136,170
Home equity	596,041	562,381	544,688	511,043	33,660	51,353	84,998
Other consumer	288,553	283,423	286,387	277,031	5,130	2,166	11,522
Loans receivable	8,841,777	8,326,070	8,287,549	7,948,672	515,707	554,228	893,105
Allowance for loan and lease losses	(129,054)	(129,786)	(131,239)	(131,564)	732	2,185	2,510
Loans receivable, net	8,712,723	8,196,284	8,156,310	7,817,108	516,439	556,413	895,615
Other assets	1,009,698	897,074	885,806	914,643	112,624	123,892	95,055
Total assets	$12,676,361	12,073,779	12,115,484	11,897,644	602,582	560,877	778,717

Total debt securities of $2.723 billion at June 30, 2019 decreased $55.2 million, or 2 percent, during the current quarter and decreased $75.0 million, or 3 percent, from the prior year second quarter. Debt securities represented 21 percent of total assets at June 30, 2019 compared to 24 percent of total assets at December 31, 2018 and June 30, 2018.

The loan portfolio of $8.842 billion increased $270 million, or 13 percent annualized, during the current quarter excluding the FNB acquisition. The loan category with the largest increase was other commercial loans which increased $114 million, or 6 percent. Excluding the acquisition, the loan portfolio increased $648 million, or 8 percent, since June 30, 2018, with the largest increase in commercial real estate loans, which increased $397 million, or 9 percent.

Credit Quality Summary

	At or for the Six Months ended	At or for the Three Months ended	At or for the Year ended	At or for the Six Months ended
(Dollars in thousands)	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Jun 30, 2018
Allowance for loan and lease losses
Balance at beginning of period	$131,239	131,239	129,568	129,568
Provision for loan losses	57	57	9,953	5,513
Charge-offs	(6,200)	(3,341)	(17,807)	(7,611)
Recoveries	3,958	1,831	9,525	4,094
Balance at end of period	$129,054	129,786	131,239	131,564
Other real estate owned	$7,281	8,125	7,480	13,616
Accruing loans 90 days or more past due	3,463	2,451	2,018	12,751
Non-accrual loans	41,195	40,269	47,252	58,170
Total non-performing assets	$51,939	50,845	56,750	84,537
Non-performing assets as a percentage of subsidiary assets	0.41%	0.42%	0.47%	0.71%
Allowance for loan and lease losses as a percentage of non-performing loans	289%	304%	266%	186%
Allowance for loan and lease losses as a percentage of total loans	1.46%	1.56%	1.58%	1.66%
Net charge-offs as a percentage of total loans	0.03%	0.02%	0.10%	0.04%
Accruing loans 30-89 days past due	$37,937	36,894	33,567	39,650
Accruing troubled debt restructurings	$25,019	24,468	25,833	34,991
Non-accrual troubled debt restructurings	$6,041	6,747	10,660	18,380
U.S. government guarantees included in non-performing assets	$2,785	2,649	4,811	7,265

Non-performing assets of $51.9 million at June 30, 2019 increased $1.1 million, or 2 percent, over the prior quarter and decreased $32.6 million, or 39 percent, over the prior year second quarter. Non-performing assets as a percentage of subsidiary assets at June 30, 2019 was 0.41 percent, a decrease of 1 basis point from the prior quarter, and a decrease of 30 basis points from the prior year second quarter. Early stage delinquencies (accruing loans 30-89 days past due) of $37.9 million at June 30, 2019 increased $1.0 million from the prior quarter and decreased $1.7 million from the prior year second quarter. Early stage delinquencies as a percentage of loans at June 30, 2019 was 0.43 percent, which was a decrease of 1 basis point from prior quarter and a decrease of 7 basis points from prior year second quarter. The allowance for loan and lease losses (“allowance”) as a percent of total loans outstanding at June 30, 2019 was 1.46 percent, which was a 10 basis points decrease compared to the prior quarter and a decrease of 20 basis points from a year ago. The decrease was attributable to stabilizing credit quality and the addition of loans from the FNB acquisition which were added to the portfolio on a fair value basis and as a result did not require an allowance at acquisition date.

Credit Quality Trends and Provision for Loan Losses

(Dollars in thousands)	Provision for Loan Losses	Net Charge-Offs	ALLL as a Percent of Loans	Accruing Loans 30-89 Days Past Due as a Percent of Loans	Non-Performing Assets to Total Subsidiary Assets
Second quarter 2019	$—	$732	1.46%	0.43%	0.41%
First quarter 2019	57	1,510	1.56%	0.44%	0.42%
Fourth quarter 2018	1,246	2,542	1.58%	0.41%	0.47%
Third quarter 2018	3,194	2,223	1.63%	0.31%	0.61%
Second quarter 2018	4,718	762	1.66%	0.50%	0.71%
First quarter 2018	795	2,755	1.66%	0.59%	0.64%
Fourth quarter 2017	2,886	2,894	1.97%	0.57%	0.68%
Third quarter 2017	3,327	3,628	1.99%	0.45%	0.67%

Net charge-offs for the current quarter were $732 thousand compared to $1.5 million for the prior quarter and $762 thousand from the same quarter last year. There was no current quarter provision for loan losses compared to $57 thousand in the prior quarter and $4.7 million in the prior year second quarter. Loan portfolio growth, composition, average loan size, credit quality considerations, and other environmental factors will continue to determine the level of the loan loss provision.

Supplemental information regarding credit quality and identification of the Company’s loan portfolio based on regulatory classification is provided in the exhibits at the end of this press release. The regulatory classification of loans is based primarily on collateral type while the Company’s loan segments presented herein are based on the purpose of the loan.

Liability Summary

					$ Change from
(Dollars in thousands)	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Jun 30, 2018	Mar 31, 2019	Dec 31, 2018	Jun 30, 2018
Deposits
Non-interest bearing deposits	$3,265,077	3,051,119	3,001,178	2,914,885	213,958	263,899	350,192
NOW and DDA accounts	2,487,806	2,383,806	2,391,307	2,354,214	104,000	96,499	133,592
Savings accounts	1,412,046	1,373,544	1,346,790	1,330,637	38,502	65,256	81,409
Money market deposit accounts	1,647,372	1,689,962	1,684,284	1,723,681	(42,590)	(36,912)	(76,309)
Certificate accounts	897,625	896,731	901,484	927,608	894	(3,859)	(29,983)
Core deposits, total	9,709,926	9,395,162	9,325,043	9,251,025	314,764	384,883	458,901
Wholesale deposits	144,949	192,953	168,724	172,550	(48,004)	(23,775)	(27,601)
Deposits, total	9,854,875	9,588,115	9,493,767	9,423,575	266,760	361,108	431,300
Repurchase agreements	494,651	489,620	396,151	361,515	5,031	98,500	133,136
Federal Home Loan Bank advances	319,996	154,683	440,175	395,037	165,313	(120,179)	(75,041)
Other borrowed funds	14,765	14,738	14,708	9,917	27	57	4,848
Subordinated debentures	139,912	134,048	134,051	134,058	5,864	5,861	5,854
Other liabilities	164,786	141,725	120,778	99,550	23,061	44,008	65,236
Total liabilities	$10,988,985	10,522,929	10,599,630	10,423,652	466,056	389,355	565,333

Excluding the acquisition, core deposits of $9.710 billion as of June 30, 2019 increased $110 million, or 2 percent annualized, from the prior quarter and increased $184 million, or 2 percent, from the prior year second quarter. Non-interest bearing deposits organically increased $120 million, or 16 percent annualized, over the prior quarter and increased $257 million, or 9 percent, over the prior year second quarter.

Federal Home Loan Bank (“FHLB”) advances of $320 million at June 30, 2019, increased $165 million over the prior quarter and decreased $75.0 million over the prior year second quarter. FHLB advances and wholesale deposits will continue to fluctuate to supplement liquidity needs during the year.

Stockholders’ Equity Summary

					$ Change from
(Dollars in thousands, except per share data)	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Jun 30, 2018	Mar 31, 2019	Dec 31, 2018	Jun 30, 2018
Common equity	$1,643,928	1,526,963	1,525,281	1,494,274	116,965	118,647	149,654
Accumulated other comprehensive income (loss)	43,448	23,887	(9,427)	(20,282)	19,561	52,875	63,730
Total stockholders’ equity	1,687,376	1,550,850	1,515,854	1,473,992	136,526	171,522	213,384
Goodwill and core deposit intangible, net	(385,533)	(337,134)	(338,828)	(342,243)	(48,399)	(46,705)	(43,290)
Tangible stockholders’ equity	$1,301,843	1,213,716	1,177,026	1,131,749	88,127	124,817	170,094

Stockholders’ equity to total assets	13.31%	12.84%	12.51%	12.39%
Tangible stockholders’ equity to total tangible assets	10.59%	10.34%	9.99%	9.79%
Book value per common share	$19.48	18.33	17.93	17.44	1.15	1.55	2.04
Tangible book value per common share	$15.03	14.35	13.93	13.39	0.68	1.10	1.64

Tangible stockholders’ equity of $1.302 billion at June 30, 2019 increased $88.1 million compared to the prior quarter which was the result of $87.1 million of Company stock issued for the acquisition of FNB, earnings retention and an increase in other comprehensive income; such increases more than offset the increase in goodwill and core deposits associated with the acquisition. Tangible stockholders’ equity increased $170 million over the prior year second quarter which was the result of earnings retention, an increase in other comprehensive income, and the impact from the FNB acquisition which was offset by a decrease of $25.5 million from the cumulative-effect adjustments related to the adoption of new accounting standards. Tangible book value per common share of $15.03 at current quarter end increased $0.68 per share from the prior quarter and increased $1.64 per share from a year ago.

Cash Dividends
On June 25, 2019, the Company’s Board of Directors declared a quarterly cash dividend of $0.27 per share. The dividend was payable July 18, 2019 to shareholders of record on July 9, 2019. The dividend was the 137th consecutive quarterly dividend. Future cash dividends will depend on a variety of factors, including net income, capital, asset quality, general economic conditions and regulatory considerations.

Operating Results for Three Months Ended June 30, 2019
Compared to March 31, 2019, and June 30, 2018

Income Summary

	Three Months ended			$ Change from
(Dollars in thousands)	Jun 30, 2019	Mar 31, 2019	Jun 30, 2018	Mar 31, 2019	Jun 30, 2018
Net interest income
Interest income	$132,385	126,116	117,715	6,269	14,670
Interest expense	12,089	10,904	9,161	1,185	2,928
Total net interest income	120,296	115,212	108,554	5,084	11,742
Non-interest income
Service charges and other fees	20,025	18,015	18,804	2,010	1,221
Miscellaneous loan fees and charges	1,192	967	2,243	225	(1,051)
Gain on sale of loans	7,762	5,798	8,142	1,964	(380)
Gain (loss) on sale of investments	134	213	(56)	(79)	190
Other income	1,721	3,481	2,695	(1,760)	(974)
Total non-interest income	30,834	28,474	31,828	2,360	(994)
Total income	$151,130	143,686	140,382	7,444	10,748
Net interest margin (tax-equivalent)	4.33%	4.34%	4.17%

Net Interest Income
The current quarter net interest income of $120 million increased $5.1 million, or 4 percent, over the prior quarter and increased $11.7 million, or 11 percent, from the prior year second quarter. The increase in net interest income over the prior quarter and prior year second quarter was primarily driven by an increase in interest income on commercial loans. Interest income on commercial loans increased $4.5 million, or 5 percent, from the prior quarter and increased $12.2 million, or 16 percent, from the prior year second quarter.

The current quarter interest expense of $12.1 million increased $1.2 million, or 11 percent, over the prior quarter which was driven by the increase in FHLB advances which supplemented the liquidity needs during the current quarter. The current quarter interest expense increased $3.0 million, or 32 percent, from the prior year second quarter and was primarily due to the increased amount of deposits and borrowings. The total cost of funding (including non-interest bearing deposits) for the current quarter was 45 basis points compared to 43 basis points for the prior quarter and 36 basis points for the prior year second quarter.

The Company’s net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the current quarter was 4.33 percent compared to 4.34 percent in the prior quarter. The yield on loans increased 2 basis points and was offset by the 2 basis points increase in funding cost related to the increased short-term borrowings while the cost of core deposits remained unchanged. The current quarter net interest margin included 5 basis points of discount accretion on acquired loans compared to 6 basis points in the prior quarter. The current quarter also included 1 basis point from the recovery of interest on loans previously placed on non-accrual compared to 2 basis points in the prior quarter. Excluding the 5 basis points from discount accretion and 1 basis point from non-accrual interest, the core net interest margin was 4.27 percent compared to 4.26 in the prior quarter and 4.11 percent in the prior year ago second quarter. The current quarter net interest margin increased 16 basis points over the prior year second quarter net interest margin of 4.17 percent. The increase in the margin from the prior year second quarter resulted from the remix of earning assets to higher yielding loans and the increased yields on the loan portfolio which more than offset the increase in funding costs. “The stable net interest margin reflects discipline in loan pricing by each of the Bank divisions,” said Ron Copher, Chief Financial Officer. “In addition, the Bank divisions continue to focus on growing a low-cost core deposit base, especially non-interest bearing deposits.”

Non-interest Income
Non-interest income for the current quarter totaled $30.8 million which was an increase of $2.4 million, or 8 percent, over the prior quarter and a decrease of $994 thousand, or 3 percent, over the same quarter last year. Service charges and other fees of $20.0 million for the current quarter increased $2.0 million, or 11 percent, from the prior quarter due primarily to seasonality. Service charges and other fees for the current quarter increased $1.2 million, or 6 percent, from the prior year second quarter which was due to the increased number of accounts driven by organic growth. Gain on the sale of loans of $7.8 million, increased $2.0 million, or 34 percent, compared to the prior quarter as a result of seasonality.

Non-interest Expense Summary

	Three Months ended			$ Change from
(Dollars in thousands)	Jun 30, 2019	Mar 31, 2019	Jun 30, 2018	Mar 31, 2019	Jun 30, 2018
Compensation and employee benefits	$51,973	52,728	49,023	(755)	2,950
Occupancy and equipment	8,180	8,437	7,662	(257)	518
Advertising and promotions	2,767	2,388	2,530	379	237
Data processing	4,062	3,892	4,241	170	(179)
Other real estate owned	191	139	211	52	(20)
Regulatory assessments and insurance	1,848	1,285	1,329	563	519
Core deposit intangibles amortization	1,865	1,694	1,748	171	117
Other expenses	15,284	12,267	15,051	3,017	233
Total non-interest expense	$86,170	82,830	81,795	3,340	4,375

Total non-interest expense of $86.2 million for the current quarter increased $3.3 million, or 4 percent, over the prior quarter and increased $4.4 million, or 5 percent, over the prior year second quarter. Compensation and employee benefits increased by $2.9 million, or 6 percent, from the prior year second quarter due to the acquisition and an increased number of employees driven by organic growth. Occupancy and equipment expense increased $518 thousand or 7 percent, over the prior year second quarter as a result of the current year acquisition and general cost increases. Other expenses of $15.3 million, increased $3.0 million, or 25 percent, from the prior quarter and was primarily attributable to acquisition-related expenses. Acquisition-related expenses were $1.8 million during the current quarter compared to $214 thousand in the prior quarter and $2.9 million in the prior year second quarter.

Federal and State Income Tax Expense
Tax expense during the second quarter of 2019 was $12.6 million, an increase of $901 thousand, or 8 percent, compared to the prior quarter and an increase of $3.1 million, or 33 percent, from the prior year second quarter. The effective tax rate in the current and prior quarter was 19 percent which compares to 19 percent in the prior quarter and 18 percent in the prior year second quarter.

Efficiency Ratio
The current quarter efficiency ratio was 54.50 percent, an 87 basis points improvement from the prior quarter efficiency ratio of 55.37 percent and was driven by controlling operating costs combined with the increase in net interest income. The current quarter efficiency ratio improved 94 basis points from the prior year second quarter efficiency ratio of 55.44 percent and was driven by the increase in net interest income that more than offset the increased operating costs as a result of the Company’s growth.

Operating Results for Six Months Ended June 30, 2019
Compared to June 30, 2018

Income Summary

	Six Months ended
(Dollars in thousands)	Jun 30, 2019	Jun 30, 2018	$ Change	% Change
Net interest income
Interest income	$258,501	$220,781	$37,720	17%
Interest expense	22,993	16,935	6,058	36%
Total net interest income	235,508	203,846	31,662	16%
Non-interest income
Service charges and other fees	38,040	35,675	2,365	7%
Miscellaneous loan fees and charges	2,159	3,720	(1,561)	(42)%
Gain on sale of loans	13,560	14,239	(679)	(5)%
Loss on sale of investments	347	(389)	736	(189)%
Other income	5,202	4,669	533	11%
Total non-interest income	59,308	57,914	1,394	2%
	$294,816	$261,760	$33,056	13%
Net interest margin (tax-equivalent)	4.33%	4.14%

Net Interest Income
Net interest income for the the first six months of 2019 increased $31.7 million, or 16 percent, from the first six months of 2018 and was primarily attributable to a $30.2 million increase in interest income from commercial loans. Interest expense of $23.0 million for the first half of 2019 increased $6.1 million, or 36 percent over the prior year same period as a result of increased deposits and borrowings combined with interest rate increases. The total funding cost (including non-interest bearing deposits) for 2019 was 44 basis points compared to 36 basis points for 2018.

The net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the first six months of 2019 was 4.33 percent, a 19 basis points increase from the net interest margin of 4.14 percent for the first half of 2018. The increase in the margin was principally due to a shift in earning assets to higher yielding loans along with an increase in yields on the loan portfolio combined with relatively stable cost of funds.

Non-interest Income
Non-interest income of $59.3 million for the first six months of 2019 increased $1.4 million, or 2 percent, over the same period last year. Service charges and other fees of $38.0 million for 2019 increased $2.4 million, or 7 percent, from the prior year as a result of an increased number of deposit accounts from organic growth and acquisitions.

Non-interest Expense Summary

	Six Months ended
(Dollars in thousands)	Jun 30, 2019	Jun 30, 2018	$ Change	% Change
Compensation and employee benefits	$104,701	$94,744	$9,957	11%
Occupancy and equipment	16,617	14,936	1,681	11%
Advertising and promotions	5,155	4,700	455	10%
Data processing	7,954	8,208	(254)	(3)%
Other real estate owned	330	283	47	17%
Regulatory assessments and insurance	3,133	2,535	598	24%
Core deposit intangibles amortization	3,559	2,804	755	27%
Other expenses	27,551	27,212	339	1%
Total non-interest expense	$169,000	$155,422	$13,578	9%

Total non-interest expense of $169 million for the first half of 2019 increased $13.6 million, or 9 percent, over the prior year first half. Compensation and employee benefits for the first six months of 2019 increased $10.0 million, or 11 percent, from the same period last year due to the increased number of employees from acquisitions and organic growth combined with annual salary increases. Occupancy and equipment expense for the first half of 2019 increased $1.7 million, or 11 percent from the prior year as a result of increased cost from acquisitions and general cost increases.

Provision for Loan Losses
The provision for loan losses was $57 thousand for the first half of 2019, a decrease of $4.7 million from the same period in the prior year. Net charge-offs during the first half of 2019 were $2.2 million compared to $3.5 million during the same period in 2018.

Federal and State Income Tax Expense
Tax expense of $24.2 million in the first half of 2019 increased $6.4 million, or 36 percent, over the prior year same period. The effective tax rate year-to-date in 2019 was 19 percent compared to 18 percent in the prior year same period.

Efficiency Ratio
The efficiency ratio of 54.93 percent for the first six months of 2019 improved 161 basis points from the prior year first six months efficiency ratio of 56.54 percent and was driven by the increase in net interest income that more than offset the increased operating costs.

Forward-Looking Statements
This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about management’s plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “should,” “projects,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations in the forward-looking statements, including those set forth in this news release:

•	the risks associated with lending and potential adverse changes of the credit quality of loans in the Company’s portfolio;

•
changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System or the Federal Reserve Board, which could adversely affect the Company’s net interest income and profitability;

•	changes in the cost and scope of insurance from the Federal Deposit Insurance Corporation and other third parties;

•
legislative or regulatory changes, including increased banking and consumer protection regulation that adversely affect the Company’s business, both generally and as a result of the Company exceeding $10 billion in total consolidated assets;

•	ability to complete pending or prospective future acquisitions;

•	costs or difficulties related to the completion and integration of acquisitions;

•	the goodwill the Company has recorded in connection with acquisitions could become impaired, which may have an adverse impact on earnings and capital;

•	reduced demand for banking products and services;

•	the reputation of banks and the financial services industry could deteriorate, which could adversely affect the Company's ability to obtain (and maintain) customers;

•	competition among financial institutions in the Company's markets may increase significantly;

•
the risks presented by continued public stock market volatility, which could adversely affect the market price of the Company’s common stock and the ability to raise additional capital or grow the Company through acquisitions;

•	the projected business and profitability of an expansion or the opening of a new branch could be lower than expected;

•
consolidation in the financial services industry in the Company’s markets resulting in the creation of larger financial institutions who may have greater resources could change the competitive landscape;

•	dependence on the Chief Executive Officer, the senior management team and the Presidents of Glacier Bank divisions;

•	material failure, potential interruption or breach in security of the Company’s systems and technological changes which could expose us to new risks (e.g., cybersecurity), fraud or system failures;

•	natural disasters, including fires, floods, earthquakes, and other unexpected events;

•	the Company’s success in managing risks involved in the foregoing; and

•	the effects of any reputational damage to the Company resulting from any of the foregoing.

The Company does not undertake any obligation to publicly correct or update any forward-looking statement if it later becomes aware that actual results are likely to differ materially from those expressed in such forward-looking statement.

Conference Call Information
A conference call for investors is scheduled for 11:00 a.m. Eastern Time on Friday, July 19, 2019. The conference call will be accessible by telephone and through the internet. Interested individuals are invited to listen to the call by dialing 877-561-2748 and conference ID 7382835. To participate on the webcast, log on to: https://edge.media-server.com/m6/p/g6hp4cea. If you are unable to participate during the live webcast, the call will be archived on our website, www.glacierbancorp.com, or by calling 855-859-2056 with the ID 7382835 by August 2, 2019.

About Glacier Bancorp, Inc.
Glacier Bancorp, Inc. is the parent company for Glacier Bank, Kalispell, and its bank divisions: First Security Bank of Missoula; Valley Bank of Helena; Western Security Bank, Billings; First Bank of Montana, Lewistown; and First Security Bank, Bozeman, all operating in Montana; as well as Mountain West Bank, Coeur d’Alene, operating in Idaho, Utah and Washington; First Bank, Powell, operating in Wyoming and Utah; Citizens Community Bank, Pocatello, operating in Idaho; Bank of the San Juans, Durango, and Collegiate Peaks Bank, Buena Vista, both operating in Colorado; First State Bank, Wheatland, operating in Wyoming; North Cascades Bank, Chelan, operating in Washington; The Foothills Bank, Yuma, operating in Arizona; and First Community Bank Utah, Layton, operating in Utah.

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Financial Condition

(Dollars in thousands, except per share data)	June 30, 2019	March 31, 2019	December 31, 2018	June 30, 2018
Assets
Cash on hand and in banks	$181,526	139,333	161,782	174,239
Federal funds sold	—	115	—	—
Interest bearing cash deposits	49,683	63,079	42,008	193,893
Cash and cash equivalents	231,209	202,527	203,790	368,132
Debt securities, available-for-sale	2,470,634	2,522,322	2,571,663	2,177,352
Debt securities, held-to-maturity	252,097	255,572	297,915	620,409
Total debt securities	2,722,731	2,777,894	2,869,578	2,797,761
Loans held for sale, at fair value	54,711	29,389	33,156	53,788
Loans receivable	8,841,777	8,326,070	8,287,549	7,948,672
Allowance for loan and lease losses	(129,054)	(129,786)	(131,239)	(131,564)
Loans receivable, net	8,712,723	8,196,284	8,156,310	7,817,108
Premises and equipment, net	296,915	277,619	241,528	240,373
Other real estate owned	7,281	8,125	7,480	13,616
Accrued interest receivable	58,567	57,367	54,408	55,973
Deferred tax asset	3,371	12,554	23,564	34,211
Core deposit intangible, net	54,646	47,548	49,242	52,708
Goodwill	330,887	289,586	289,586	289,535
Non-marketable equity securities	23,031	16,435	27,871	26,107
Bank-owned life insurance	93,543	82,819	82,320	81,379
Other assets	86,746	75,632	76,651	66,953
Total assets	$12,676,361	12,073,779	12,115,484	11,897,644
Liabilities
Non-interest bearing deposits	$3,265,077	3,051,119	3,001,178	2,914,885
Interest bearing deposits	6,589,798	6,536,996	6,492,589	6,508,690
Securities sold under agreements to repurchase	494,651	489,620	396,151	361,515
FHLB advances	319,996	154,683	440,175	395,037
Other borrowed funds	14,765	14,738	14,708	9,917
Subordinated debentures	139,912	134,048	134,051	134,058
Accrued interest payable	5,091	4,709	4,252	3,952
Other liabilities	159,695	137,016	116,526	95,598
Total liabilities	10,988,985	10,522,929	10,599,630	10,423,652
Stockholders’ Equity
Preferred shares, $0.01 par value per share, 1,000,000 shares authorized, none issued or outstanding	—	—	—	—
Common stock, $0.01 par value per share, 117,187,500 shares authorized	866	846	845	845
Paid-in capital	1,139,289	1,051,299	1,051,253	1,049,724
Retained earnings - substantially restricted	503,773	474,818	473,183	443,705
Accumulated other comprehensive income (loss)	43,448	23,887	(9,427)	(20,282)
Total stockholders’ equity	1,687,376	1,550,850	1,515,854	1,473,992
Total liabilities and stockholders’ equity	$12,676,361	12,073,779	12,115,484	11,897,644

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Operations

	Three Months ended			Six Months ended
(Dollars in thousands, except per share data)	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Interest Income
Debt securities	$21,892	21,351	22,370	43,243	42,512
Residential real estate loans	11,410	10,779	10,149	22,189	18,934
Commercial loans	88,043	83,539	75,824	171,582	141,339
Consumer and other loans	11,040	10,447	9,372	21,487	17,996
Total interest income	132,385	126,116	117,715	258,501	220,781
Interest Expense
Deposits	5,624	5,341	4,617	10,965	8,533
Securities sold under agreements to repurchase	886	802	486	1,688	971
Federal Home Loan Bank advances	3,847	3,055	2,513	6,902	4,602
Other borrowed funds	38	38	26	76	42
Subordinated debentures	1,694	1,668	1,519	3,362	2,787
Total interest expense	12,089	10,904	9,161	22,993	16,935
Net Interest Income	120,296	115,212	108,554	235,508	203,846
Provision for loan losses	—	57	4,718	57	5,513
Net interest income after provision for loan losses	120,296	115,155	103,836	235,451	198,333
Non-Interest Income
Service charges and other fees	20,025	18,015	18,804	38,040	35,675
Miscellaneous loan fees and charges	1,192	967	2,243	2,159	3,720
Gain on sale of loans	7,762	5,798	8,142	13,560	14,239
Gain (loss) on sale of debt securities	134	213	(56)	347	(389)
Other income	1,721	3,481	2,695	5,202	4,669
Total non-interest income	30,834	28,474	31,828	59,308	57,914
Non-Interest Expense
Compensation and employee benefits	51,973	52,728	49,023	104,701	94,744
Occupancy and equipment	8,180	8,437	7,662	16,617	14,936
Advertising and promotions	2,767	2,388	2,530	5,155	4,700
Data processing	4,062	3,892	4,241	7,954	8,208
Other real estate owned	191	139	211	330	283
Regulatory assessments and insurance	1,848	1,285	1,329	3,133	2,535
Core deposit intangibles amortization	1,865	1,694	1,748	3,559	2,804
Other expenses	15,284	12,267	15,051	27,551	27,212
Total non-interest expense	86,170	82,830	81,795	169,000	155,422
Income Before Income Taxes	64,960	60,799	53,869	125,759	100,825
Federal and state income tax expense	12,568	11,667	9,485	24,235	17,882
Net Income	$52,392	49,132	44,384	101,524	82,943

Glacier Bancorp, Inc.
Average Balance Sheets

	Three Months ended
	6/30/2019			3/31/2019
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$938,467	$11,410	4.86%	$917,324	$10,779	4.70%
Commercial loans [1]	6,803,541	89,191	5.26%	6,524,190	84,613	5.26%
Consumer and other loans	868,733	11,040	5.10%	839,011	10,447	5.05%
Total loans [2]	8,610,741	111,641	5.20%	8,280,525	105,839	5.18%
Tax-exempt debt securities [3]	957,177	9,982	4.17%	960,569	9,950	4.14%
Taxable debt securities [4]	1,911,173	14,246	2.98%	1,845,677	13,729	2.98%
Total earning assets	11,479,091	135,869	4.75%	11,086,771	129,518	4.74%
Goodwill and intangibles	351,466			337,963
Non-earning assets	584,459			520,353
Total assets	$12,415,016			$11,945,087
Liabilities
Non-interest bearing deposits	$3,084,404	$—	—%	$2,943,770	$—	—%
NOW and DDA accounts	2,394,505	985	0.17%	2,320,928	961	0.17%
Savings accounts	1,389,548	253	0.07%	1,359,807	234	0.07%
Money market deposit accounts	1,662,545	1,125	0.27%	1,690,305	1,010	0.24%
Certificate accounts	902,134	2,222	0.99%	905,005	2,014	0.90%
Total core deposits	9,433,136	4,585	0.19%	9,219,815	4,219	0.19%
Wholesale deposits [5]	162,495	1,039	2.56%	169,361	1,122	2.69%
FHLB advances	476,204	3,847	3.20%	352,773	3,055	3.46%
Repurchase agreements and other borrowed funds	593,990	2,618	1.77%	556,325	2,508	1.83%
Total funding liabilities	10,665,825	12,089	0.45%	10,298,274	10,904	0.43%
Other liabilities	109,480			116,143
Total liabilities	10,775,305			10,414,417
Stockholders’ Equity
Common stock	860			846
Paid-in capital	1,110,138			1,051,261
Retained earnings	500,015			471,626
Accumulated other comprehensive income	28,698			6,937
Total stockholders’ equity	1,639,711			1,530,670
Total liabilities and stockholders’ equity	$12,415,016			$11,945,087
Net interest income (tax-equivalent)		$123,780			$118,614
Net interest spread (tax-equivalent)			4.30%			4.31%
Net interest margin (tax-equivalent)			4.33%			4.34%
______________________________

[1]	Includes tax effect of $1.1 million on tax-exempt municipal loan and lease income for the three months ended June 30, 2019 and March 31, 2019.

[2]	Total loans are gross of the allowance for loan and lease losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.

[3]	Includes tax effect of $2.1 million and $2.0 million on tax-exempt debt securities income for the three months ended June 30, 2019 and March 31, 2019, respectively.

[4]	Includes tax effect of $294 thousand and $293 thousand on federal income tax credits for the three months ended June 30, 2019 and March 31, 2019.

[5]	Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts.

Glacier Bancorp, Inc.
Average Balance Sheets (continued)

	Three Months ended
	6/30/2019			6/30/2018
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$938,467	$11,410	4.86%	$874,839	$10,149	4.64%
Commercial loans [1]	6,803,541	89,191	5.26%	6,158,095	76,834	5.00%
Consumer and other loans	868,733	11,040	5.10%	761,751	9,372	4.93%
Total loans [2]	8,610,741	111,641	5.20%	7,794,685	96,355	4.96%
Tax-exempt debt securities [3]	957,177	9,982	4.17%	1,085,520	12,634	4.66%
Taxable debt securities [4]	1,911,173	14,246	2.98%	1,931,846	12,630	2.62%
Total earning assets	11,479,091	135,869	4.75%	10,812,051	121,619	4.51%
Goodwill and intangibles	351,466			343,201
Non-earning assets	584,459			473,750
Total assets	$12,415,016			$11,629,002
Liabilities
Non-interest bearing deposits	$3,084,404	$—	—%	$2,800,719	$—	—%
NOW and DDA accounts	2,394,505	985	0.17%	2,316,927	1,009	0.17%
Savings accounts	1,389,548	253	0.07%	1,319,966	231	0.07%
Money market deposit accounts	1,662,545	1,125	0.27%	1,746,960	856	0.20%
Certificate accounts	902,134	2,222	0.99%	941,099	1,592	0.68%
Total core deposits	9,433,136	4,585	0.19%	9,125,671	3,688	0.16%
Wholesale deposits [5]	162,495	1,039	2.56%	153,127	929	2.43%
FHLB advances	476,204	3,847	3.20%	290,391	2,513	3.42%
Repurchase agreements and other borrowed funds	593,990	2,618	1.77%	510,636	2,031	1.60%
Total funding liabilities	10,665,825	12,089	0.45%	10,079,825	9,161	0.36%
Other liabilities	109,480			74,600
Total liabilities	10,775,305			10,154,425
Stockholders’ Equity
Common stock	860			845
Paid-in capital	1,110,138			1,049,270
Retained earnings	500,015			443,607
Accumulated other comprehensive income (loss)	28,698			(19,145)
Total stockholders’ equity	1,639,711			1,474,577
Total liabilities and stockholders’ equity	$12,415,016			$11,629,002
Net interest income (tax-equivalent)		$123,780			$112,458
Net interest spread (tax-equivalent)			4.30%			4.15%
Net interest margin (tax-equivalent)			4.33%			4.17%
______________________________

[1]	Includes tax effect of $1.1 million and $1.0 million on tax-exempt municipal loan and lease income for the three months ended June 30, 2019 and 2018, respectively.

[2]	Total loans are gross of the allowance for loan and lease losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.

[3]	Includes tax effect of $2.0 million and $2.6 million on tax-exempt debt securities income for the three months ended June 30, 2019 and 2018, respectively.

[4]	Includes tax effect of $294 thousand and $305 thousand on federal income tax credits for the three months ended June 30, 2019 and 2018.

[5]	Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts.

Glacier Bancorp, Inc.
Average Balance Sheets (continued)

	Six Months ended
	6/30/2019			6/30/2018
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$927,953	$22,189	4.78%	$829,579	$18,934	4.56%
Commercial loans [1]	6,664,637	173,804	5.26%	5,856,533	143,308	4.93%
Consumer and other loans	853,954	21,487	5.07%	740,569	17,996	4.90%
Total loans [2]	8,446,544	217,480	5.19%	7,426,681	180,238	4.89%
Tax-exempt debt securities [3]	958,864	19,932	4.16%	1,089,605	25,429	4.67%
Taxable debt securities [4]	1,878,606	27,975	2.98%	1,793,849	22,902	2.55%
Total earning assets	11,284,014	265,387	4.74%	10,310,135	228,569	4.47%
Goodwill and intangibles	344,752			281,673
Non-earning assets	552,583			432,533
Total assets	$12,181,349			$11,024,341
Liabilities
Non-interest bearing deposits	$3,014,476	$—	—%	$2,637,342	$—	—%
NOW and DDA accounts	2,357,920	1,946	0.17%	2,165,039	1,827	0.17%
Savings accounts	1,374,759	487	0.07%	1,252,760	423	0.07%
Money market deposit accounts	1,676,348	2,135	0.26%	1,689,730	1,576	0.19%
Certificate accounts	903,562	4,236	0.95%	908,940	2,911	0.65%
Total core deposits	9,327,065	8,804	0.19%	8,653,811	6,737	0.16%
Wholesale deposits [5]	165,909	2,161	2.63%	151,362	1,796	2.39%
FHLB advances	414,830	6,902	3.31%	257,800	4,602	3.55%
Repurchase agreements and other borrowed funds	575,262	5,126	1.80%	516,108	3,800	1.48%
Total funding liabilities	10,483,066	22,993	0.44%	9,579,081	16,935	0.36%
Other liabilities	112,793			50,421
Total liabilities	10,595,859			9,629,502
Stockholders’ Equity
Common stock	853			827
Paid-in capital	1,080,861			978,046
Retained earnings	485,898			432,143
Accumulated other comprehensive income (loss)	17,878			(16,177)
Total stockholders’ equity	1,585,490			1,394,839
Total liabilities and stockholders’ equity	$12,181,349			$11,024,341
Net interest income (tax-equivalent)		$242,394			$211,634
Net interest spread (tax-equivalent)			4.30%			4.11%
Net interest margin (tax-equivalent)			4.33%			4.14%
______________________________

[1]	Includes tax effect of $2.2 million and $2.0 million on tax-exempt municipal loan and lease income for the six months ended June 30, 2019 and 2018, respectively.

[2]	Total loans are gross of the allowance for loan and lease losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.

[3]	Includes tax effect of $4.1 million and $5.2 million on tax-exempt investment securities income for the six months ended June 30, 2019 and 2018, respectively.

[4]	Includes tax effect of $587 thousand and $609 thousand on federal income tax credits for the six months ended June 30, 2019 and 2018, respectively.

[5]	Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts.

Glacier Bancorp, Inc.
Loan Portfolio by Regulatory Classification

	Loans Receivable, by Loan Type				% Change from
(Dollars in thousands)	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Jun 30, 2018	Mar 31, 2019	Dec 31, 2018	Jun 30, 2018
Custom and owner occupied construction	$140,186	$126,820	$126,595	$138,171	11%	11%	1%
Pre-sold and spec construction	171,464	135,137	121,938	96,008	27%	41%	79%
Total residential construction	311,650	261,957	248,533	234,179	19%	25%	33%
Land development	120,052	126,417	137,814	108,641	(5)%	(13)%	11%
Consumer land or lots	128,544	125,818	127,775	110,846	2%	1%	16%
Unimproved land	74,244	75,113	83,579	72,150	(1)%	(11)%	3%
Developed lots for operative builders	14,117	16,171	17,061	12,708	(13)%	(17)%	11%
Commercial lots	57,447	35,511	34,096	27,661	62%	68%	108%
Other construction	453,782	454,965	520,005	478,037	—%	(13)%	(5)%
Total land, lot, and other construction	848,186	833,995	920,330	810,043	2%	(8)%	5%
Owner occupied	1,418,190	1,367,530	1,343,563	1,302,737	4%	6%	9%
Non-owner occupied	1,780,988	1,662,390	1,605,960	1,495,532	7%	11%	19%
Total commercial real estate	3,199,178	3,029,920	2,949,523	2,798,269	6%	8%	14%
Commercial and industrial	1,024,828	922,124	907,340	909,688	11%	13%	13%
Agriculture	697,893	641,146	646,822	661,218	9%	8%	6%
1st lien	1,154,221	1,102,920	1,108,227	1,072,917	5%	4%	8%
Junior lien	53,055	54,964	56,689	64,821	(3)%	(6)%	(18)%
Total 1-4 family	1,207,276	1,157,884	1,164,916	1,137,738	4%	4%	6%
Multifamily residential	278,539	268,156	247,457	218,061	4%	13%	28%
Home equity lines of credit	592,355	557,895	539,938	500,036	6%	10%	18%
Other consumer	167,964	163,568	165,865	164,288	3%	1%	2%
Total consumer	760,319	721,463	705,803	664,324	5%	8%	14%
States and political subdivisions	454,085	398,848	404,671	419,025	14%	12%	8%
Other	114,534	119,966	125,310	149,915	(5)%	(9)%	(24)%
Total loans receivable, including loans held for sale	8,896,488	8,355,459	8,320,705	8,002,460	6%	7%	11%
Less loans held for sale [1]	(54,711)	(29,389)	(33,156)	(53,788)	86%	65%	2%
Total loans receivable	$8,841,777	$8,326,070	$8,287,549	$7,948,672	6%	7%	11%
______________________________
1 Loans held for sale are primarily 1st lien 1-4 family loans.

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification

	Non-performing Assets, by Loan Type				Non- Accrual Loans	Accruing Loans 90 Days or More Past Due	Other Real Estate Owned
(Dollars in thousands)	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Jun 30, 2018	Jun 30, 2019	Jun 30, 2019	Jun 30, 2019
Custom and owner occupied construction	$283	—	—	48	—	283	—
Pre-sold and spec construction	1,261	456	463	492	1,261	—	—
Total residential construction	1,544	456	463	540	1,261	283	—
Land development	1,272	2,272	2,166	7,564	672	—	600
Consumer land or lots	1,075	1,126	1,428	1,593	615	—	460
Unimproved land	8,864	9,222	9,338	9,962	7,332	—	1,532
Developed lots for operative builders	—	67	68	126	—	—	—
Commercial lots	575	663	1,046	1,059	—	—	575
Other construction	241	111	120	155	—	131	110
Total land, lot and other construction	12,027	13,461	14,166	20,459	8,619	131	3,277
Owner occupied	6,998	7,229	5,940	12,891	5,207	219	1,572
Non-owner occupied	7,198	7,368	10,567	15,337	7,198	—	—
Total commercial real estate	14,196	14,597	16,507	28,228	12,405	219	1,572
Commercial and industrial	5,690	3,893	3,914	7,692	5,358	118	214
Agriculture	4,228	4,488	7,040	10,497	3,192	886	150
1st lien	10,211	10,279	10,290	9,725	7,077	1,383	1,751
Junior lien	592	582	565	3,257	520	—	72
Total 1-4 family	10,803	10,861	10,855	12,982	7,597	1,383	1,823
Multifamily residential	—	—	—	634	—	—	—
Home equity lines of credit	2,474	2,288	2,770	3,112	2,104	182	188
Other consumer	597	453	456	393	352	188	57
Total consumer	3,071	2,741	3,226	3,505	2,456	370	245
Other	380	348	579	—	307	73	—
Total	$51,939	50,845	56,750	84,537	41,195	3,463	7,281

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Accruing 30-89 Days Delinquent Loans, by Loan Type				% Change from
(Dollars in thousands)	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Jun 30, 2018	Mar 31, 2019	Dec 31, 2018	Jun 30, 2018
Custom and owner occupied construction	$49	$282	$1,661	$1,525	(83)%	(97)%	(97)%
Pre-sold and spec construction	219	553	887	721	(60)%	(75)%	(70)%
Total residential construction	268	835	2,548	2,246	(68)%	(89)%	(88)%
Land development	1,990	—	228	728	n/m	773%	173%
Consumer land or lots	206	510	200	471	(60)%	3%	(56)%
Unimproved land	658	685	579	1,450	(4)%	14%	(55)%
Developed lots for operative builders	—	4	122	—	(100)%	(100)%	n/m
Commercial lots	—	331	203	—	(100)%	(100)%	n/m
Other construction	—	1,234	4,170	—	(100)%	(100)%	n/m
Total land, lot and other construction	2,854	2,764	5,502	2,649	3%	(48)%	8%
Owner occupied	5,322	4,463	2,981	3,571	19%	79%	49%
Non-owner occupied	11,700	6,604	1,245	8,414	77%	840%	39%
Total commercial real estate	17,022	11,067	4,226	11,985	54%	303%	42%
Commercial and industrial	3,006	4,070	3,374	5,745	(26)%	(11)%	(48)%
Agriculture	3,125	5,709	6,455	5,288	(45)%	(52)%	(41)%
1st lien	2,776	7,179	5,384	5,132	(61)%	(48)%	(46)%
Junior lien	1,302	583	118	989	123%	1,003%	32%
Total 1-4 family	4,078	7,762	5,502	6,121	(47)%	(26)%	(33)%
Multifamily Residential	1,598	—	—	—	n/m	n/m	n/m
Home equity lines of credit	3,931	2,925	3,562	3,940	34%	10%	—%
Other consumer	1,683	1,357	1,650	1,665	24%	2%	1%
Total consumer	5,614	4,282	5,212	5,605	31%	8%	—%
States and political subdivisions	—	—	229	—	n/m	(100)%	n/m
Other	372	405	519	11	(8)%	(28)%	3,282%
Total	$37,937	$36,894	$33,567	$39,650	3%	13%	(4)%
______________________________
n/m - not measurable

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Net Charge-Offs (Recoveries), Year-to-Date Period Ending, By Loan Type				Charge-Offs	Recoveries
(Dollars in thousands)	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Jun 30, 2018	Jun 30, 2019	Jun 30, 2019
Pre-sold and spec construction	$(6)	(4)	(352)	(344)	—	6
Land development	15	23	(116)	(107)	42	27
Consumer land or lots	(2)	(20)	(146)	(92)	37	39
Unimproved land	(54)	(9)	(445)	(144)	—	54
Developed lots for operative builders	(18)	—	33	33	—	18
Commercial lots	(3)	(2)	1	4	—	3
Other construction	(32)	—	(19)	—	9	41
Total land, lot and other construction	(94)	(8)	(692)	(306)	88	182
Owner occupied	139	75	1,320	1,000	226	87
Non-owner occupied	7	30	853	(4)	130	123
Total commercial real estate	146	105	2,173	996	356	210
Commercial and industrial	37	(4)	2,449	1,471	555	518
Agriculture	(32)	14	16	44	67	99
1st lien	56	198	577	(193)	298	242
Junior lien	(222)	(52)	(371)	(34)	29	251
Total 1-4 family	(166)	146	206	(227)	327	493
Multifamily residential	—	—	(649)	(6)	—	—
Home equity lines of credit	(11)	(5)	(97)	(38)	13	24
Other consumer	313	223	261	111	470	157
Total consumer	302	218	164	73	483	181
Other	2,055	1,043	4,967	1,816	4,324	2,269
Total	$2,242	1,510	8,282	3,517	6,200	3,958

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